                      SECOND AMENDMENT TO TRUST AGREEMENT
                   BETWEEN FIDELITY MANAGEMENT TRUST COMPANY
                             AND HAWAIIAN ELECTRIC



     THIS SECOND AMENDMENT, dated as of the 1st day of January, 1994, by and between Fidelity Management Trust Company (the "Trustee") and Hawaiian Electric Industries, Inc. ("the Sponsor");

                                  WITNESSETH:

     WHEREAS, the Trustee and the Sponsor heretofore entered into a trust agreement dated November 28, 1988 and amended on December 22, 1989, with regard to the Hawaiian Electric Industries Retirement Savings Plan (the "Plan"); and

     WHEREAS, the Trustee and the Sponsor now desire to amend said trust agreement as provided for in Section 13 thereof;

     WHEREAS, The Sponsor hereby establishes three trusts: one, for which Peter
C. Lewis and Constance H. Lau serve as trustees, to hold the Plan assets under the Plan invested in Hawaiian Electric Industries, Inc. Common Stock and ASB Money Market Account and the second for which Hawaiian Trust Company, Limited serves as trustee to hold the Plan assets under the plan invested in Hawaiian Electric Industries, Inc. Common Stock; and the other, for which the Trustee serves as trustee, to hold and invest the remaining plan assets under the Plan for the exclusive benefit of participants in the Plan and their beneficiaries; and

     NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the trust agreement by:

(1) Amending Section 4(b) by adding a new subsection 4(b)(iii) renumbering existing subsections accordingly:

    (iii) a registered investment company not advised by Fidelity Management and Research Company (the "ASB Money Market Account"),

(2) Amending Section 4(c) by deleting the first six sentences of the paragraph and replacing them with the following:

     (c)  Participant Direction.  Each Plan participant shall direct the Trustee
          ---------------------
in which investment option(s) to invest the assets in the participant's individual accounts. Such directions may be made by Plan participants by use of the telephone exchange system maintained for such purposes by the Trustee or its agent, in accordance with written Telephone Exchange Guidelines as revised from time to time. A participant shall be considered a named fiduciary of the Plan under ERISA for purposes of using the telephone exchange system to provide investment directions to the Trustee for the participant's individual account. In the event that the Trustee fails to receive a proper direction, the assets shall be invested in the investment option set forth for such purpose on Schedule "C", until the Trustee receives a proper direction.

                                 EXHIBIT 4(n)

(3) Adding Section 4(i) as follows:

          (i)  Notes. The Administrator shall act as the Trustee's agent for the
               -----
    purpose of holding all trust investments in participant loan notes and related documentation and as such shall (i) hold physical custody of and keep safe the notes and other loan documents, (ii) collect and remit all principal and interest payments to the Trustee, (iii) keep the proceeds of such loans separate from the other assets of the Administrator and clearly identify such assets as Plan assets, and (iv) cancel and surrender the notes and other loan documentation when a loan has been paid in full. To originate a participant loan, the Plan participant shall direct the Trustee as to the type of loan to be made from the participant's individual account. Such directions shall be made by Plan participants by use of the telephone exchange system maintained for such purpose by the Trustee or its agent. The Trustee shall determine, based on the current value of the participant's account, the amount available for the loan. Based on the monthly interest rate supplied by the Sponsor in accordance with the terms of the Plan, the Trustee shall advise the participant of such interest rate, as well as the installment payment amounts. The Trustee shall forward the loan document to the participant for execution and submission for approval to the Administrator. The Administrator shall have the responsibility for approving the loan and instructing the Trustee to send the loan proceeds to the Administrator or to the participant if so directed by the Administrator. In all cases, such instruction by the Administrator shall be made within thirty
    (30) days of the participant's initial request (the origination date).

(4) Amending and Restating Section 14(a) to read as follows:

        (a)  Performance by Trustee, its Agents or Affiliates. The Sponsor
             -------------------------------------------------
    acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or affiliates, including Fidelity Investments Institutional Operations Company or its successor, and that certain of such services may be provided pursuant to one or more other contractual agreements or relationships.

(5) Amending Schedules "A" and "C" by restating the list of investment options as follows:

    - ASB Money Market Account (Fidelity Management Trust Company does not serve as trustee)
    - Hawaiian Electric Industries, Inc. Common Stock (Fidelity Management
      Trust Company does not serve as trustee)
    - Fidelity Puritan Fund
    - Fidelity Magellan Fund
    - Fidelity Asset Manager
    - Fidelity Asset Manager:  Growth
    - Fidelity Asset Manager:  Income
    - Fidelity Overseas Fund
    - Fidelity Global Bond Fund

(6) Amending Schedule "C" by identifying ASB Money Market Account (an investment company not advised by Fidelity Management & Research Company), as the fund referenced in Section 4(c).

(7) Amending Schedule "A" by restating the list of money classifications:

          -  Salary Reduction
          -  Participant Voluntary
          -  Rollover
          -  HEI Diversified Plan
          -  Employer ASB
          -  Employer Supplemental
          -  IRA
          -  Voluntary HEISOP
          -  Employer HEISOP

(8) Amending Schedule "B" by adding the following:

        Loan Fee Establishment fee of $35.00 per loan account; annual fee of $15.00 per loan account.

(9) Updating Schedules D and E as attached


    IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first above written.


HAWAIIAN ELECTRIC INDUSTRIES, INC.          FIDELITY MANAGEMENT TRUST
                                            COMPANY

By  /s/ Peter C. Lewis                      By /s/ John P. O'Reilly, Jr. 2/9/94
    -------------------                        --------------------------------
    Vice President-Administration              Senior Vice President     Date

By  /s/ Constance H. Lau
   -------------------------
   Treasurer

   December 30, 1993
   --------------------------
           Date

                   [LOGO] HAWAIIAN ELECTRIC INDUSTRIES, INC.


                              Schedule "D", Part 1

                                                               December 29, 1993



Ms. Jacqueline W. McCarthy
Fidelity Investments Institutional Operations Company
82 Devonshire Street, A8B
Boston, Massachusetts 02109

        Re:  Hawaiian Electric Industries Retirement Savings Plan

Dear Ms. McCarthy:

    This letter is sent to you in accordance with Section 7(b) of the Trust Agreement, dated as of November 28, 1988, as amended on December 22, 1989 and January 1, 1994, between Hawaiian Electric Industries, Inc. and Fidelity Management Trust Company. We hereby designate Robert F. Mougeot, Peter C. Lewis, Constance H. Lau, Natalie M. H. Taniguchi, Sandra H. Horita, Julie K. Price, Nelson K. Watanabe, Myra A. O'Brien, Stephanie Y. L. S. Choo and Lynette
Y. Bogema, as the individuals who may provide directions upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth on Schedule "D", Part 2, and certified to be such.

    You may rely upon each designation and certification set forth in this letter until we deliver to you written notice of the termination of authority of a designated individual.

                             Very truly yours,

                             By  /s/  PETER C. LEWIS
                                 -------------------
                                 Peter C. Lewis
                                 Vice President - Administration

                             By  /s/  CONSTANCE H. LAU
                                 ---------------------
                                 Constance H. Lau
                                 Treasurer

                   [LOGO] HAWAIIAN ELECTRIC INDUSTRIES, INC.


                              Schedule "D", Part 2


                    Signature of Each Designated Individual



/s/  ROBERT F. MOUGEOT                /s/  JULIE K. PRICE
- -------------------------------       -------------------------------
Robert F. Mougeot                     Julie K. Price
Financial Vice President &            Director - Benefits**
Chief Financial Officer*


/s/  PETER C. LEWIS                   /s/  NELSON K. WATANABE
- -------------------------------       -------------------------------
Peter C. Lewis                        Nelson K. Watanabe
Vice President - Administration*      Administrator - Corporate
                                      Accounts & Statistics**


/s/  CONSTANCE H. LAU                 /s/  MYRA A. O'BRIEN
- -------------------------------       -------------------------------
Constance H. Lau                      Myra A. O'Brien
Treasurer*                            Benefits Specialist**



/s/  NATALIE M. H. TANIGUCHI          /s/  STEPHANIE Y. L. S. CHOO
- -------------------------------       -------------------------------
Natalie M. H. Taniguchi               Stephanie Y. L. S. Choo
Director - Corporate Finance &        Financial Accountant**
Investments*


/s/  SANDRA H. HORITA                 /s/  LYNETTE Y. BOGEMA
- -------------------------------       -------------------------------
Sandra H. Horita                      Lynette Y. Bogema
Administrator - Financial             Assoc. Corporate Accountant**
Reporting & Standards*



*   Hawaiian Electric Industries, Inc. (HEI)
**  Hawaiian Electric Company (HECO)

                   [LOGO] HAWAIIAN ELECTRIC INDUSTRIES, INC.


                              Schedule "E", Part 1


                                          December 29, 1993



Ms. Jacqueline W. McCarthy
Fidelity Investments Institutional Operations Company
82 Devonshire Street, A8B
Boston, Massachusetts 02109

           Re:  Hawaiian Electric Industries Retirement Savings Plan

Dear Ms. McCarthy:

     This letter is sent to you in accordance with Section 7(c) of the Trust Agreement, dated as of November 28, 1988, as amended on December 22, 1989 and January 1, 1994, between Hawaiian Electric Industries, Inc. and Fidelity Management Trust Company. We hereby designate Robert F. Mougeot, Peter C. Lewis, Constance H. Lau, Natalie M. H. Taniguchi, Sandra H. Horita, Julie K. Price, Nelson K. Watanabe, Myra A. O'Brien, Stephanie Y. L. S. Choo and Lynette Y. Bogema, as the individuals who may provide directions upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth on Schedule "E", Part 2, and certified to be such.

     You may rely upon each designation and certification set forth in this letter until we deliver to you written notice of the termination of authority of a designated individual.

                                       Very truly yours,


                                       By /s/  PETER C. LEWIS
                                          --------------------------------
                                          Peter C. Lewis
                                          Vice President - Administration



                                       By /s/  CONSTANCE H. LAU
                                          --------------------------------
                                          Constance H. Lau
                                          Treasurer

                   [LOGO] HAWAIIAN ELECTRIC INDUSTRIES, INC.


                              Schedule "E", Part 2


                    Signature of Each Designated Individual



/s/  ROBERT F. MOUGEOT                /s/  JULIE K. PRICE
- --------------------------------      -------------------------------
Robert F. Mougeot                     Julie K. Price
Financial Vice President &            Director - Benefits**
Chief Financial Officer*


/s/  PETER C. LEWIS                   /s/  NELSON K. WATANABE
- --------------------------------      -------------------------------
Peter C. Lewis                        Nelson K. Watanabe
Vice President - Administration*      Administrator - Corporate
                                      Accounts & Statistics**


/s/  CONSTANCE H. LAU                 /s/  MYRA A. O'BRIEN
- --------------------------------      -------------------------------
Constance H. Lau                      Myra A. O'Brien
Treasurer*                            Benefits Specialist**



/s/  NATALIE M. H. TANIGUCHI          /s/  STEPHANIE Y. L. S. CHOO
- --------------------------------      -------------------------------
Natalie M. H. Taniguchi               Stephanie Y. L. S. Choo
Director - Corporate Finance &        Financial Accountant**
Investments*


/s/  SANDRA H. HORITA                 /s/  LYNETTE Y. BOGEMA
- --------------------------------      -------------------------------
Sandra H. Horita                      Lynette Y. Bogema
Administrator - Financial             Assoc. Corporate Accountant**
Reporting & Standards*



*    Hawaiian Electric Industries, Inc. (HEI)
**   Hawaiian Electric Company (HECO)